                                 EXHIBIT INDEX


                     10.1 Change of Control Agreement, dated as of July 22, 1998, by and between Eastern Enterprises and J. Atwood Ives.

                     10.2 Employment Agreement, dated as of September 1, 1998, by and between Eastern Enterprises and Fred C. Raskin.

                     10.3 Change of Control Agreement, dated as of September 1, 1998 and between Eastern Enterprises and Fred C. Raskin.

                     10.4 Change of Control Agreement, dated as of July 22, 1998, by and between Eastern Enterprises and Walter J. Flaherty.

                     10.5 Change of Control Agreement, dated as of July 22, 1998, by and between Eastern Enterprises and L. William Law, Jr.

                     10.6 Change of Control Agreement, dated as of July 22, 1998, by and between Eastern Enterprises, Boston Gas Company and Chester R. Messer, II.

                     10.7 Amendment to Eastern's Supplemental Executive Retirement Plan, dated as of July 22, 1998.

                     27.1     Financial Data Schedule.

                     27.2 Restated Financial Data Schedule for the nine month period ending September 30, 1997.